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                                                                    EXHIBIT 10.4

         This ASSEMBLY AGENCY AGREEMENT, dated as of May 30, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between WILMINGTON TRUST COMPANY, a Delaware bank corporation, not in its individual capacity, but solely as Trustee of Universal Compression Trust (2000-1) under the Trust Agreement dated May 30, 2000 (the "Trustee"), and UNIVERSAL COMPRESSION, INC., a Texas corporation ("Universal").

                              PRELIMINARY STATEMENT

         A. Universal has entered and will enter into various contracts in its individual capacity and not as agent for Trustee for the purchase, delivery, construction and successful assembly of each Item of Equipment (each a "Contract" and collectively, the "Contracts").

         B. Pursuant and subject to the terms and conditions of the Participation Agreement, dated as of the date hereof among Universal, Universal Compression Holdings, Inc., Wilmington Trust Company, not in its individual capacity but as Trustee of Universal Compression Trust (2000-1), Wilmington Trust Company in its individual capacity, Deutsche Bank and the other financial institution that may become party thereto, as Certificate Holders, Bankers Trust Company, as Administrative Agent and Collateral Agent, and the Lenders named therein or that may become a party thereto (the "Participation Agreement"), Universal will collaterally assign its rights under the Contracts to Trustee to secure Universal's obligations hereunder.

         C. Subject to the terms and conditions hereof, Trustee desires to appoint Universal as Trustee's sole and exclusive agent for the delivery, construction and assembly of all aspects of the Equipment in accordance with design specifications and all Applicable Laws and Universal desires, for the benefit of Trustee, to purchase, take delivery of, construct and assemble the Equipment in each case in accordance with the terms herein set forth.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Defined Terms; Rules of Usage. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings specified in Appendix A to the Participation Agreement, which Appendix A is made a part hereof by this reference, and the rules of interpretation set forth in such Appendix A shall apply to this Agreement.

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                                   ARTICLE II.

                            APPOINTMENT OF UNIVERSAL

         SECTION 2.1. Appointment of Universal. (a) Pursuant to and subject to the terms and conditions set forth herein and in the Participation Agreement and the other Operative Documents, during the Assembly Period, Trustee hereby irrevocably designates and appoints Universal as its exclusive agent for the following purposes and expressly authorizes Universal, or any agent or contractor of Universal, and, subject to Article VI, Universal agrees, for the benefit of Trustee, whether or not a Lease Event of Default has occurred or is continuing, to take all action necessary or that Universal reasonably determines to be desirable for the performance and satisfaction of all of Universal's obligations hereunder and under the Operative Documents, including, without limitation:

         (i) to acquire and successfully assemble each Item of Equipment under and in accordance with the terms of the Contracts, and in connection therewith to exercise all rights of Trustee concerning supervision and inspection under the Contracts in such manner to ensure that each Item of Equipment will be constructed, assembled, completed and delivered to Trustee (or its designee) in accordance with the Contracts and the Operative Documents;

         (ii) to approve or disapprove in a timely manner of all materials delivered under the Contracts and all plans and specifications as Universal shall deem to be in the best interests of Trustee;

         (iii) to the extent applicable, to attend shop tests of each Item of Equipment;

         (iv) to be present at and attend the Appraisals, to the extent reasonably requested by the Appraiser;

         (v) to agree to any amendment, modification or change in the Contracts, any part of an Item of Equipment or any plans and specifications for an Item of Equipment, as Universal deems in its sole discretion to be necessary or appropriate for the completion of each of the Items of Equipment in accordance with the Operative Documents; provided, that (x) no such amendment or modification shall reasonably be anticipated to cause the continuation of the construction and assembly of the Equipment to be completed after the last day of the Interim Term and (y) the aggregate effect of any amendment or modification, when taken together with any previous or contemporaneous amendments or modifications, will not have a material adverse effect on the fair market value, Residual Value or utility of the Item of Equipment upon completion and (z) no such amendment, modification or change shall be required if Universal reasonably determines that the failure to agree to such amendment, modification or change will not result in a violation of any provision of any Operative Document;

         (vi) in the event Trustee shall be required to accept the Item of Equipment in accordance with the terms of the Operative Documents, to exercise all rights of acceptance of Trustee (or its designee) thereunder;

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         (vii)       to exercise any and all rights of termination or
                     cancellation of any Contract and in the event of any such cancellation or termination to take such action in respect of such cancellation;

         (viii) to take all such other actions with respect to the Items of Equipment or the Contracts as Universal shall deem to be in the best interests of Trustee and of Universal; provided that in no event shall Universal institute any litigation for or on behalf of Trustee;

         (ix) to perform all engineering work and all design and supervisory functions relating to the construction and assembly of each Item of Equipment;

         (x) to obtain all necessary permits, authorizations, registrations, consents, approvals, waivers, variances, orders, licenses, filings, notices to and declarations of any Governmental Entity reasonably required under Applicable Law (including environmental laws), in connection with the purchase, delivery, construction and assembly of each Item of Equipment in accordance with the Contracts and the Operative Documents; and

         (xi) to maintain adequate books and records with respect to the purchase, delivery, construction, assembly and operation and management of the Items of Equipment.

         (b) Neither Universal nor any of its Affiliates or agents shall enter into any contract as agent for Trustee or which would impose any liability or obligation on Trustee.

         (c) Universal shall comply with all obligations of the buyer or user of service under the Contracts in order to maintain the Contracts in full force and effect so as to preserve fully the rights of Trustee and Universal thereunder;

         (d) Subject to the terms and conditions of this Agreement and the other Operative Documents, Universal shall have sole management and control over the construction means, methods, sequences and procedures with respect to the permanent construction and assembly of each Item of Equipment.

         SECTION 2.2. Acceptance. Subject to the terms hereof, Universal hereby unconditionally and irrevocably accepts the designation and appointment as agent to Trustee in accordance with the terms hereof.

         SECTION 2.3. Term. This Agreement shall commence on the date hereof and shall terminate on the first to occur of:

                     (i) payment by Universal of the Payment Date Option Amount pursuant to Section 28.4 of the Lease Agreement; and

                     (ii) the Basic Term Commencement Date.

Notwithstanding anything contained herein to the contrary, Universal's obligations under this

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Agreement shall automatically terminate upon the termination of this Agreement pursuant to this Section 2.3, other than those obligations which by the terms of the Operative Documents survive such termination.

         SECTION 2.4. Construction Documents; Assignment of Construction Documents. Universal may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact. Universal shall enter into such agreements in its individual capacity and not as agent for Trustee in addition to the Contracts, which it deems necessary or desirable for the purchase, delivery, design, construction, assembly, testing and performance of the Equipment and performance of all other duties described in Section 2.1 hereof (the "Construction Documents"); provided, however, that no such delegation shall limit or reduce in any way Universal's duties and obligations under this Agreement. As security for its obligations hereunder, Universal agrees to assign Trustee all of the Universal's rights under and interest in such Construction Documents.

         SECTION 2.5. Covenants of Universal. Universal hereby covenants and agrees that it will:

         (a) use commercially reasonable efforts to cause construction of the Equipment to be pursued diligently and without undue interruption in accordance with the Contracts and the other Construction Documents and, to render the Equipment fully operational in accordance with the design specification, in compliance in all material respects with Applicable Laws; and

         (b) maintain adequate records with respect to the application of all amounts reimbursed to Universal by Trustee or paid directly by Trustee to manufacturers and vendors of Equipment under the Participation Agreement.

                                  ARTICLE III.

                                PAYMENT OF FUNDS

         SECTION 3.1. Reimbursement of Construction Costs Universal may request reimbursement of Acquisition Costs in accordance with Section 4.4 of the Participation Agreement.

                                   ARTICLE IV.

                                  MISCELLANEOUS

         SECTION 4.1. Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 12.4 of the Participation Agreement.

         SECTION 4.2. Successors and Assigns This Agreement shall be binding upon and inure to the benefit of Trustee, Universal and their respective legal representatives, successors and

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permitted assigns. Universal shall not assign its rights or obligations hereunder without the prior written consent of Trustee and the Administrative Agent.

         SECTION 4.3. Governing Law, Jurisdiction and Venue; Waiver of Jury. This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with, and be governed by, the law of the State of New York. The parties hereto hereby agree that all actions or proceedings initiated by any party hereto arising directly or indirectly out of this Agreement may be litigated in the Supreme Court of the State of New York located in New York City or the District Court of the United States District Court for the Southern District of New York. Each party hereto hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding commenced by any party hereto in any of such courts, agrees that jurisdiction and venue is proper in such courts, and hereby waives personal service of the summons and complaint, or other process or papers issued therein, and agrees that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to the party hereto being served at the address for such party set forth in Section 12.4 of the Participation Agreement. Universal and Trustee irrevocably designate and appoint CT Corporation, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf and in respect of its property service of any and all legal process, summons, notices and documents which may be served in any action or proceeding hereunder. If for any reason, such designee, appointee and agent shall cease to be available to act as such, Universal and Trustee agree to designate a new designee, appointee and agent in New York City on terms and for the purposes of this provision satisfactory to administrative agent. Each party hereto waives any claim that New York City or the Southern District of New York is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth herein shall not be deemed to preclude the enforcement by Trustee of any judgment in any other appropriate jurisdiction. Trustee hereby waives trial by jury in any judicial proceeding involving directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or the other Operative Documents.

         SECTION 4.4. Counterparts This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

         SECTION 4.5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 4.6. Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Assembly Agency
Agreement to be duly executed and delivered by their duly authorized representatives as of the day first above written.


                                     WILMINGTON TRUST COMPANY,
                                       not in its individual capacity, but
                                       solely as Trustee of Universal
                                       Compression Trust (2000-1) under
                                       the Trust Agreement dated as of May
                                       25, 2000, as Trustee,


                                     By:  /s/  ROBERT P. HINES, JR.
                                        ----------------------------------------
                                        Name:  Robert P. Hines, Jr.
                                        Title: Financial Services Officer




                                     UNIVERSAL COMPRESSION, INC.


                                     By:  /s/  RICHARD W. FITZGERALD
                                        ----------------------------------------
                                        Name:  Richard W. FitzGerald
                                        Title: Chief Financial Officer